Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

William H. Joyce, Chairman and Chief Executive Officer of Nalco Holding Company ("Nalco") and Bradley J. Bell, Executive Vice President and Chief Financial Officer of Nalco, in conjunction with the filing of Nalco's 10-K financial report (the "Report") with the Securities and Exchange Commission, covering the calendar quarter ending December 31, 2004, hereby certify, pursuant to 18 U. S. C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, as follows:

a.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

b.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of Nalco.
/s/ William H. Joyce William H. Joyce Chairman and Chief Executive Officer Date: March 24, 2005
/s/ Bradley J. Bell Bradley J. Bell Executive Vice President and Chief Financial Officer Date: March 24, 2005

A signed original of this written statement required by §906 has been provided to Nalco Holding Company and will be retained by Nalco Holding Company and furnished to the Securities and Exchange Commission or its staff upon request.